UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PINEAPPLE FINANCIAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PINEAPPLE FINANCIAL INC.
Unit 200, 111 Gordon Baker Road,

North York, Ontario M2H 3R1

February 7, 2024

Dear Shareholders:

Enclosed is an updated proxy card, for the Annual Meeting of Shareholders of Pineapple Financial, Inc. being held on February 29, 2024 (the “New Proxy Card”). The New Proxy Card is being sent to you to clarify the voting options for proposal Number 4. We ask that you please, as soon as possible, complete and sign the enclosed proxy card and return it according to the instructions on the New Proxy Card even if you have already signed proxy card that was previously sent to you.

Should you not return a new proxy card we will continue to use your previously voted proxy card to the extent applicable.

Very truly yours,

Pineapple Financial, Inc.

PINEAPPLE FINANCIAL INC.

Security Class: Common Shares

FORM OF PROXY

Annual General Meeting to be held on Thursday, February 29, 2024

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

If you appoint the Management Nominees to vote your securities, they will vote in accordance with your instructions or, if no instructions are given, in accordance with the Management Voting Recommendations highlighted for each Resolution overleaf. If you appoint someone else to vote your securities, they will also vote in accordance with your instructions or, if no instructions are given, as they in their discretion choose.

This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 9:30 a.m., Eastern Time, on February 27, 2024, or in the case of any adjournment or postponement of the Meeting not less than 48 hours (Saturdays, Sundays and holidays excepted) before the time of the adjourned or postponed meeting.

VOTING METHODS

MAIL or HAND DELIVERY	Endeavor Trust Corporation 702 – 777 Hornby Street Vancouver, BC V6Z 1S4
FACSIMILE – 24 Hours a Day	604-559-8908
EMAIL	proxy@endeavortrust.com
ONLINE	As listed on Form of Proxy or Voter Information Card

If you vote by FAX, EMAIL or On-Line, DO NOT mail back this proxy.

Voting by mail, fax or by email are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

PINEAPPLE FINANCIAL INC.

Appointment of Proxyholder

I/We, being holder(s) of Pineapple Financial Inc. hereby appoint: Shubha Dasgupta, Chief Executive Officer, alternatively appoints, Sarfraz Habib, Chief Executive Officer.	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominee listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the stockholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of stockholders of Pineapple Financial Inc. to be held at Cozen O’Connor LLP’s Toronto office located at the Bay Adelaide Centre, North Tower, 40 Temperance St., Suite 2700, Toronto, ON, M5H 0B4 on February 29, 2024 at February 29, 2024 at 9:30 a.m. Eastern Time, and at any adjournment or postponement thereof.

Votes must be indicated (x) in Black or Blue ink.

PROPOSAL NO. 1:	To re-elect seven director nominees listed in the accompanying proxy statement;	FOR	AGAINST

	1.01 Shubha Dasgupta	[ ]	[ ]

	1.02 Christa Mitchell	[ ]	[ ]

	1.03 Kendall Marin	[ ]	[ ]

	1.04 Drew Green	[ ]	[ ]

	1.05 Paul Baron	[ ]	[ ]

	1.06 Tasis Giannoukakis	[ ]	[ ]

	1.07 Nima Besharat	[ ]	[ ]

PROPOSAL NO. 2:	Ratify the appointment of MNP LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2024.	FOR [ ]	AGAINST [ ]		ABSTAIN [ ]

PROPOSAL NO. 3:	To hold an advisory vote on executive compensation (the “Say-on-Pay Proposal”).	FOR [ ]	AGAINST [ ]		ABSTAIN [ ]

PROPOSAL NO. 4:	To recommend, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers (the “Say-on-Frequency Proposal”).	Three Years [ ]	Two Years [ ]	One Year [ ]	ABSTAIN [ ]

Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s)

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Print Name(s) & Signing Capacity(ies), if applicable

Date (MM-DD-YY)
THIS PROXY MUST BE DATED

PINEAPPLE FINANCIAL INC.

	INTERIM FINANCIAL STATEMENTS		ANNUAL FINANCIAL STATEMENTS
☐	Mark this box if you would like to receive Interim Financial Statements by mail.	☐	Mark this box if you would like to receive Annual Financial Statements by mail.

Financial Statements Request Form

Under securities regulations, a reporting issuer must send annually a form to holders to request the Interim Financial Statements and MD&A and/or the Annual Financial Statements and MD&A. If you would like to receive the report(s) by mail, please make your selection and return to: Pineapple Financial Inc. c/o Cozen O’Connor LLP, Capital Markets & Securities Practice, Bay Adelaide Centre, North Tower, 40 Temperance St., Suite 2700, Toronto, ON, M5H 0B4.

Alternatively, you may choose to access the report(s) online at www.sedarplus.ca.

Pineapple Financial Inc. will use information collected solely for the mailing of such financial statements.

If you wish to receive the financial statements by email, please provide your email address below.

Email Address

- OR -

Please place my name on your financial statement mailing list.

Name

Apt.	Street Number	Street Name

City

Prov. / State	Postal / Zip Code